 KongZhong Schedules Conference Call for
2007 First Quarter Earnings

Beijing, May 08, 2007 - KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and also operates one of the leading wireless internet portals in China, plans to release its 2007 first quarter financial results after the US financial markets close on May 21, 2007. The Company will host a conference call at 8:30 pm (EST) to discuss the results.

(Speakers)
Yunfan Zhou, Chairman & Chief Executive Officer
Nick Yang, President
Sam Sun, Chief Financial Officer

Hong Kong Time:	May 22, 2007, Tuesday, 8:30 am
Eastern Time:	May 21, 2007, Monday, 8:30 pm
Pacific Time:	May 21, 2007, Monday, 5:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number: 10-800-130-0399
Hong Kong Toll Number: +852-3002-1672
USA Toll Free Number: +1-888-396-2384
USA Toll Number: +1-617-847-8711
PASSCODE: KONG ZHONG

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:       1-888-286-8010
USA Toll Number:                1-617-801-6888
PASSCODE:                          23043614

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Sam Sun of KongZhong Corporation
Tel:  +86 10 8857 6000
Fax: +86 10 8857 5891
Email: ir@kongzhong.com
Jillian Wang of KongZhong Corporation
Tel:     +86 10 88576000
Fax:    +86 10 88575891
Email: ir@kongzhong.com

5/8/2007 6:17:37 AM

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